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                                                                    EXHIBIT 4.9
                  SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

                      FORM OF 5.75% NOTE DUE APRIL 15, 2010

               THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

Number 1

                  SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
                          5.75% NOTE DUE APRIL 15, 2010
                                                                CUSIP 866677AD9

                                                                SEE EXHIBIT A
                                                                FOR CERTAIN
                                                                DEFINITIONS

               SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, or registered assigns, the principal sum of $150,000,000 on April 15, 2010, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 15 and October 15 of each year, commencing on October 15, 2003 on said principal sum, in like coin or currency, at the rate of 5.75% per annum, from April 11, 2003 or the most recent Interest

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Payment Date to which interest has been paid or provided for, until the principal hereof has been paid or duly made available for payment. The interest so payable on any April 15 or October 15 will, except as otherwise provided in the Indenture referred to on Exhibit A attached hereof, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such payment, which shall be the date 15 calendar days (regardless of whether such day is a Business Day), next preceding such Interest Payment Date or the Maturity Date at the office or agency of the Issuer maintained for such purpose.

               Payments of interest, other than interest payable at Maturity (or on the date of redemption, if a Note is redeemed by the Company prior to Maturity) will be made by check mailed to the address of the person entitled thereto as shown on the Securities Register. Payments of principal, premium, if any, and interest upon Maturity or redemption will be made in immediately available funds against presentation and surrender of the Note at the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, the City of New York. Notwithstanding the foregoing, payments in respect of the Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the account of The Depository Trust Company as specified by The Depository Trust Company.

               The Indenture referred to on Exhibit A contains provisions setting forth certain conditions to the institution of proceedings by Holders of the Notes with respect to this Note, said Indenture, the appointment of a receiver or trustee and the enforcement of remedies under this Note or said Indenture. However, notwithstanding any reference herein to such Indenture or any provision of such Indenture, the right of the Holder of this Note to receive payment of the principal of and interest on such Note, on or after the respective dates expressed in this Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               The provisions of this Note are continued on the attached Exhibit A and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereof shall have been duly signed by the Trustee under the Indenture referred to on the attached Exhibit A.


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              IN WITNESS WHEREOF, Sun Communities Operating Limited Partnership
has caused this instrument to be signed manually or by facsimile by its duly authorized officers.


Dated:  _________, 2003

                                 Sun Communities Operating Limited
                                 Partnership

                                 By: Sun Communities, Inc., its General Partner

                                 By: __________________________________________

                                 Its: _________________________________________


                                 By: __________________________________________


                                 Its: _________________________________________






CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series
designated herein referred to on the
attached Exhibit A.



Deutsche Bank Trust Company Americas,
formerly known as Bankers Trust Company, as Trustee

By:____________________________________
         Authorized Signatory










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                                EXHIBIT A TO NOTE

                  SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
                          5.75% NOTE DUE APRIL 15, 2010

 1. Indenture.

        This Note is one of a duly authorized issue of debentures, notes or other evidence of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is initially limited in aggregate principal amount to $150,000,000, all such Securities issued and to be issued under an indenture (herein, the "Indenture") dated as of April 24, 1996, and amended pursuant to a First Supplemental Indenture dated as of August 20, 1997, among the Company, Sun Communities, Inc. and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee, to which the Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and the Company. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated pursuant thereto as 5.75% Notes Due April 15, 2010 (the "Notes").

 2. Paying Agent and Registrar.

        Initially, Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, at its corporate trust facility in the Borough of Manhattan, The City of New York, will act as Paying Agent and Securities Registrar. The Company may appoint and change any Paying Agent, Securities Registrar or co-registrar without notice. The Company may act as Paying Agent, Securities Registrar or co-registrar.

 3. Redemption.

        The Notes may be redeemed, in whole or from time to time in part, at the option of the Company at any time, upon mailing notice of such redemption not less than 30 days and not more than 60 days before the date of redemption to the holder of the Notes as provided for in the Indenture, at a redemption price equal to the sum of (a) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date, and (b) the Make-Whole Amount, as defined below, if any, with respect to the Notes. For purposes of the foregoing provisions, the following terms, as used herein, have the following meanings:

             "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of


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         its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

                  "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Make-Whole Amount" means, as determined by a Quotation Agent (as defined below) in connection with any optional redemption of any notes, the excess, if any, of:

                        (1) the aggregate present value as of the date of
                  redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the date of redemption, that would have been payable in respect of each dollar if the redemption had not been made, determined by discounting, on a semi-annual basis, the principal and interest at the Adjusted Treasury Rate (as defined below) plus 25 basis points, determined on the third business day preceding the date notice of the redemption is given, from the respective dates on which the principal and interest would have been payable if the redemption had not been made, to the date of redemption; over

                        (2) the aggregate principal amount of the notes being
                  redeemed.

                  "Reference Treasury Dealer" means (1) Lehman Brothers Inc. and A.G. Edwards & Sons, Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the trustee after consultation with the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         If less than all the Notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 45 days prior to giving notice of redemption to the Holders (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes


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to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, no less that 60 days prior to the date of redemption, the Notes to be redeemed in whole or in part.

4. Defaults and Remedies.

       Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest or Additional Amount on any Notes; (ii) default in payment of any principal (including, without limitation, any premium or Make-Whole Amount, if any) on the Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; (iv) default in the payment of certain indebtedness of the Company or indebtedness of any Subsidiary that is guaranteed by the Company and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

5. Amendment; Supplement; Waiver.

       Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of all series of Securities to be affected thereby, including the Notes. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

6. Obligation Unconditional.

       No reference herein to the Indenture and no provision of the Note, to which this Exhibit


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is attached, shall alter or impair the obligation of the Company to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

7. Denominations; Transfer;

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Any Note or Notes may be exchanged for a Note or Notes in other authorized denominations, in an equal aggregate principal amount in the manner and subject to the limitations provided in the Indenture, at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8. Persons Deemed Owners.

      Prior to due presentation of this Note for registration of transfer, the Company, the Trustee, any paying agent, any Securities Registrar and other agent to the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereof made by any other than the Company, any Securities Registrar or the Trustee), for the purpose of receiving payment of principal hereof and (subject to the provisions on the face hereof) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar nor any other agent of the Company or the Trustee shall be affected by any notice to the contrary.

9. No Recourse Against Others.

      No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, or against any past, present or future stockholder, director, officer, partner or trustee, as such, of the Company, or of any successor either directly or through the Company under any constitution, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10. Defeasance.

      The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.


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11. Abbreviations.


      The following abbreviations, when used in the inscription on the face of this Note, shall be construed as if they were written out in full according to applicable laws or regulations: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations, though not in the above list, may also be used.

12. CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

13. Defined Terms.

      All terms used in this Note but not specifically defined herein shall have the meaning set forth in the Indenture.

14. Governing Law.

      THIS NOTE FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

15.  Indenture to Control.

      In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.







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                                ASSIGNMENT FORM

I or we assign and transfer this Note to: _____________________________________

Please insert social security or other identifying number of assignee


_____________________________________________________________________




Print or type name, address and zip code of assignee and irrevocably appoint __________________ as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated: _________________________


Signed:
          (Sign exactly as name appears on this Note)


Signature Guarantee(1):
Date of Exchange

(1) The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.


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